Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Richard D. Fain, Brian J. Rice and Bradley H. Stein, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign in his or her name this registration statement on Form S-8 with respect to 6,000,000 shares of the common stock of Royal Caribbean Cruises Ltd. (the “Company”) issuable pursuant to the Company’s 2008 Equity Incentive Plan and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

EXECUTED in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Morten Arntzen Morten Arntzen	Director	September 23, 2010

/s/ Bernard W. Aronson Bernard W. Aronson	Director	September 23, 2010

/s/ William L. Kimsey William L. Kimsey	Director	September 23, 2010

/s/ Laura Laviada Laura Laviada	Director	September 28, 2010

/s/ Gert W. Munthe Gert W. Munthe	Director	September 23, 2010

/s/ Eyal Ofer Eyal Ofer	Director	September 28, 2010

/s/ Thomas J. Pritzker Thomas J. Pritzker	Director	September 23, 2010

/s/ William K. Reilly William K. Reilly	Director	September 23, 2010

/s/ Bernt Reitan Bernt Reitan	Director	September 23, 2010

/s/ Arne Alexander Wilhelmsen Arne Alexander Wilhelmsen	Director	September 23, 2010